UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016

Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
As previously disclosed, Basic Energy Services, Inc. (“Basic” or the “Company”) and certain of its subsidiaries (collectively with Basic, the “Debtors”) filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on October 25, 2016 in the United States Bankruptcy Court for the District of Delaware (the “Court”). On December 9, 2016, the Court entered an order (the “Confirmation Order”) approving the First Amended Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and its Affiliated Debtors (as confirmed, the “Prepackaged Plan”). The Prepackaged Plan and the Confirmation Order were previously filed as Exhibit 2.1 and Exhibit 99.1, respectively, to the Current Report on Form 8-K filed on December 12, 2016 and are incorporated herein by reference.
On December 23, 2016 (the “Effective Date”), the Prepackaged Plan became effective pursuant to its terms and the Debtors emerged from their Chapter 11 Cases.
Item 1.01. Entry into a Material Definitive Agreement
New ABL Credit Agreement
On the Effective Date, the Company entered into a Second Amended and Restated ABL Credit Agreement among the Company, as borrower, Bank of America, N.A., as administrative agent for the lenders (the “ABL Administrative Agent”), a collateral management agent, the swing line lender and an l/c issuer, Wells Fargo Bank, National Association, as a collateral management agent and syndication agent (in such capacities, the “Agents”), and the financial institutions party thereto, as lenders (the “ABL Credit Agreement”). The ABL Credit Agreement provides for a $75 million revolving credit loan facility with a $65 million letter of credit sublimit and $10 million swing line sublimit. All capitalized terms not defined herein shall have the meaning assigned to them in the ABL Credit Agreement.
The ABL Credit Agreement requires the Company to repay to the lenders the aggregate principal amount of all revolving credit loans on the Effective Date. The Company may voluntarily prepay loans under the ABL Credit Agreement, subject to customary notice requirements and minimum prepayment amounts. The Company must prepay loans under the ABL Credit Agreement if, for any reason, the aggregate outstanding amount of all loans and letter of credit obligations at any time exceed the Borrowing Base at such time. In this event, the Company must immediately prepay revolving credit loans, swing line loans and letter of credit borrowings in an aggregate amount equal to the excess.
Loans under the ABL Credit Agreement bear interest, at the Company’s option, at a rate equal to either (i) the London interbank offered rate (the “Eurodollar Rate”) plus a rate of 2.5% to 4.5% depending on the Consolidated Leverage Ratio at the time of the determination or (ii) a base rate equal to the highest of (a) the federal funds rate, plus 0.50%, (b) the prime rate then in effect publicly announced by Bank of America and (c) the Eurodollar Rate plus 1.0%, the highest is then is added to a rate ranging from 1.5% to 3.5% depending on the Consolidated Leverage Ratio at the time of the determination.
The ABL Credit Agreement contains customary affirmative covenants, including covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations, and negative covenants, including covenants limiting the ability of the Company and its subsidiaries to, among other things, incur debt, grant liens, make investments, make certain restricted payments, transact with affiliates and sell assets. The ABL Credit Agreement further requires that Basic maintain a Consolidated Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement) of not less than 1.00 to 1.00 for any time period during which a Financial Covenant Trigger Period (as defined in the ABL Credit Agreement) is in effect.
The ABL Credit Agreement contains customary events of default that include, among other things, payment defaults, cross defaults with certain other indebtedness, violation of covenants, inaccuracy of representations and warranties in any material respect, change in control of the Company, judgment defaults, and bankruptcy and insolvency events. If an event of default exists, the lenders may require the immediate payment of all outstanding loans, and may exercise certain other rights and remedies provided for under the ABL Credit Agreement, the other loan documents and applicable law. The acceleration of such obligations is automatic upon the occurrence of a bankruptcy event of default.

The foregoing description of the ABL Credit Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
New Term Loan Credit Agreement
On the Effective Date, the Company entered into an Amended and Restated Term Loan Credit Agreement (the “Term Loan Agreement”) with a syndicate of lenders and U.S. Bank National Association, as administrative agent for the lenders (the “Term Loan Administrative Agent”), which amended and restated its existing term loan credit agreement dated as of February 17, 2016. All capitalized terms not defined herein shall have the meaning assigned to them in the Term Loan Agreement.
Under the Term Loan Agreement, on the Effective Date, (i) the outstanding principal amount of Pre-Petition Term Loans of each Pre-Petition Term Lender were exchanged for loans under the Term Loan Agreement in an amount equal to such Pre-Petition Term Lender’s aggregate outstanding principal amount of Pre-Petition Term Loans as of the Effective Date, as determined immediately prior to such exchange and (ii) all accrued and unpaid interest on such Pre-Petition Term Loans as of the Effective Date are deemed to be accrued and unpaid interest on the Loans. Following such exchange, the aggregate outstanding principal amount of the loans under the Term Loan Agreement was $164,175,000.
Loans under the Term Loan Agreement bear interest at a rate per annum equal to 13.50% and are payable quarterly. In addition, Basic will be responsible for the applicable lenders’ fees and Term Loan Administrative Agent fees.
The Term Loan Agreement contains various covenants that, subject to agreed upon exceptions, limit Basic’s ability and the ability of certain of Basic’s subsidiaries to:

•	incur indebtedness;

•	grant liens;

•	enter into sale and leaseback transactions;

•	make loans, capital expenditures, acquisitions and investments;

•	change the nature of business;

•	acquire or sell assets or consolidate or merge with or into other companies;

•	declare or pay dividends;

•	enter into transactions with affiliates;

•	enter into burdensome agreements;

•	prepay, redeem or modify or terminate other indebtedness;

•	change accounting policies and reporting practices;

•	amend organizational documents; and

•	use proceeds to fund any activities of or business with any person that is the subject of governmental sanctions.

If an event of default occurs under the Term Loan Agreement, then the administrative agent may, with the consent of the Required Lenders, or shall, at the direction of, the Required Lenders (i) declare any outstanding loans under the Term Loan Agreement to be immediately due and payable and (ii) exercise on behalf of itself and the lenders all rights and remedies available to it and the lenders under the Loan Documents or applicable law or equity.
The foregoing description of the Term Loan Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
Intercreditor Agreement

On the Effective Date, in connection with the ABL Credit Agreement and the Term Loan Agreement, the Company entered into an Intercreditor Agreement (the “Intercreditor Agreement”), with the ABL Administrative Agent, the Term Loan Administrative Agent and the guarantors party thereto. All capitalized terms not defined herein shall have the meaning assigned to them in the Intercreditor Agreement.

The Intercreditor Agreement establishes various inter-lender terms, including, without limitation, priority of liens, permitted actions by each party, application of proceeds, exercise of remedies in the case of a default, releases of Liens and limitations on the amendment of the ABL Credit Agreement and the Term Loan Agreement without the consent of the other party.

The foregoing description of the Intercreditor Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.
Third Amended and Restated Security Agreement

On the Effective Date, Basic entered into a Third Amended and Restated Security Agreement (the “ABL Security Agreement”) with certain of its subsidiaries and the ABL Administrative Agent. All capitalized terms not defined herein shall have the meaning assigned to them in the ABL Security Agreement.

Under the ABL Security Agreement, the ABL Administrative Agent was granted security interests in certain collateral, including: (a) all Accounts; (b) all Specified ABL Facility Priority Collateral; (c) all Deposit Accounts, Securities Accounts and Commodity Accounts (excluding accounts that contain only Proceeds of the Term Loan Priority Collateral or proceeds of the Term Loan and the Term Loan Proceeds Collateral Account); (d) all accessions to, substitutions for and replacements of the foregoing; and (d) all Proceeds of the foregoing.

The foregoing description of the ABL Security Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.
Term Loan Security Agreement

On the Effective Date, Basic entered into an Amended and Restated Security Agreement with certain of its subsidiaries and the Term Loan Administrative Agent (the “Term Loan Security Agreement”). All capitalized terms not defined herein shall have the meaning assigned to them in the Term Loan Security Agreement.

The Collateral under the Term Loan Security Agreement includes (as defined therein): (a) all Chattel Paper, all Collateral Accounts, all commercial tort claims, all Contracts, all Deposit Accounts, all Documents, all Equipment, all Fixtures, all General Intangibles, all Instruments, all Intellectual Property, all Inventory, all Investment Property (including without limitation the Pledged Equity and all Securities Accounts), all Letter of Credit Rights, all Liquid Assets, all Receivables, all Records, and all Supporting Obligations; (b) any and all additions, accessions and improvements to, all substitutions and replacements for and all products of or derived from the foregoing; and (c) all Proceeds of the foregoing.

Under mortgages and deeds of trust, the Company and certain of its subsidiaries previously granted to the Term Loan Administrative Agent liens on a substantial portion of their real properties to secure the Company’s obligations under the Term Loan Agreement of the Company in effect at the time of the filing of the Chapter 11 Cases. These liens continue to secure the obligations of Basic under the Term Loan Agreement. The Company has also agreed to provide to the Term Loan Administrative Agent liens on additional real properties, subject to the terms and conditions of the Term Loan Agreement

The foregoing description of the Term Loan Security Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.
Registration Rights Agreement
On the Effective Date, the Company and certain holders party to the backstop agreement with the Company or their affiliates (the “Stockholders”) of the newly issued shares of common stock, par value $0.01, of the Company (the “New Common Shares”) executed a registration rights agreement, dated as of the Effective Date (the “Registration Rights Agreement”). Capitalized terms used, but not defined herein shall have the meanings set forth in the Registration Rights Agreement.
Pursuant to the Registration Rights Agreement, among other things, Stockholders who collectively have beneficial ownership of at least 5% of the New Common Shares originally issued under the Prepackaged Plan (such Stockholders, the “Demand Holders” and each a “Demand Holder”), calculated on a fully diluted basis assuming the exercise of all Warrants, will have the right to request the Company to file with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-1 or S-3 of all or any portion of the Registrable Securities held by such Demand Holder. Notwithstanding the foregoing, the Company shall be required to conduct no more than two Registrations on Form S-1 for each Large Demand Holder and no more than three for Small Demand Holders in the aggregate; and an unlimited number of Registrations on Form S-3 for all Holders. Any Demand Holder may request that any offering conducted under Registration on Form S-1 or a Registration on Form S-3 be underwritten.

The foregoing description of the Registration Rights Agreement is not complete and is qualified by reference to the complete document, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form 8-A12B with the SEC on December 23, 2016, and is incorporated herein by reference.
Warrant Agreement
On the Effective Date, the Company entered into a warrant agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”). Pursuant to the terms of the Prepackaged Plan, the Company will issue warrants (the “Warrants,” and holders thereof “Warrantholders”), which in the aggregate, are exercisable to purchase up to approximately 2,066,627 New Common Shares. Capitalized terms not defined herein shall have the meanings ascribed to them in the Warrant Agreement.
In accordance with the Prepackaged Plan, the Company will issue Warrants to the holders of the Existing Equity Interests (as defined in the Prepackaged Plan), totaling approximately 2,066,627 Warrants outstanding, exercisable until December 23, 2023, to purchase up to an aggregate of approximately 2,066,627 New Common Shares at an initial exercise price of $55.25 per share, subject to adjustment as provided in the Warrant Agreement. All unexercised Warrants shall expire, and the rights of the Warrantholder to purchase New Common Shares shall terminate on December 23, 2023 at 5:00 p.m., New York City time, which is the seventh anniversary of the Effective Date.
Warrantholders are not entitled, by virtue of holding Warrants, any rights of a Stockholder, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as otherwise provided in the Warrant Agreement, to receive notice as Stockholders in respect of the meetings of Stockholders or for the election of directors of the Company or any other matter unless, until and only to the extent such Warrantholder becomes a holder of record of New Common Shares issued upon settlement of Warrants.
The number of New Common Shares for which a Warrant is exercisable, and the exercise price per share of such Warrant are subject to adjustment from time to time pursuant to the Warrant Agreement upon the occurrence of certain events, including, but not limited to, the issuance of a stock dividend to all holders of New Common Shares, a subdivision, a combination or other reclassification of the New Common Shares.
Upon the occurrence of a merger, consolidation, recapitalization, reclassification, reorganization or business combination with another entity, each Warrantholder will, subject to certain exceptions, have the right to receive, upon exercise of a Warrant, an amount of securities, cash or other property received in connection with such event with respect to or in exchange for the number of New Common Shares for which such Warrant is exercisable immediately prior to such event; provided that in some cases, as set out in the Warrant Agreement, the Company may distribute cash only.
The Warrants generally only permit Warrantholders to exercise the Warrants for a cash payment or a cashless exercise, unless the New Common Shares are not listed on a national securities exchange as of the applicable exercise date. A Warrantholder may elect to pay cash to purchase the shares underlying the Warrant at the then-applicable exercise price. If a Warrantholder elects to have a cashless exercise, the Company will reduce the number of New Common Shares issuable pursuant to the exercise of the Warrants, without any cash payment therefor.
The foregoing description of the Warrant Agreement is not complete and is qualified by reference to the complete document, which was filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G with the SEC on December 23, 2016 and is incorporated herein by reference.
Management Incentive Plan
On the Effective Date, pursuant to the operation of the Prepackaged Plan, the Basic Energy Services, Inc. Management Incentive Plan (the “MIP”) became effective.
The board of directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Committee”) will administer the MIP. The Committee has broad authority under the MIP to, among other things: (i) select participants; (ii) prescribe the restrictions, terms and conditions of all awards; (iii) determine the types of awards that participants are to receive and the number of shares that are to be subject to such awards; and (iv) establish the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the MIP include employees of the Company or any of its affiliates. The types of awards that may be granted under the MIP include stock options, stock appreciation rights, restricted stock, performance awards and other forms of awards granted or denominated in New Common Shares.
The maximum number of New Common Shares that may be issued or transferred pursuant to awards under the MIP is 3,237,671. If any stock option or other stock-based award granted under the MIP is cancelled, expired, forfeited, or otherwise terminated without delivery of the New Common Shares for any reason, then the New Common Shares retained by or returned to the Company will not be deemed to have been delivered, as applicable and will be available for future awards under the MIP.
As is customary in management incentive plans of this nature, each share limit and the number and kind of shares available under the MIP and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the New Common Shares or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change or any other change affecting the New Common Shares.
The foregoing description of the MIP is not complete and is qualified by reference to the complete document, which was filed as Exhibit 10.1 to the Company's Registration statement on Form S-8 with the SEC on December 23, 2016.
Item 1.02. Termination of a Material Definitive Agreement
Equity Interests
On the Effective Date, by operation of the Prepackaged Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Company, including the outstanding shares of the Company’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Date (the “Old Common Shares”), and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.
Debt Securities
On the Effective Date, by operation of the Prepackaged Plan, all outstanding obligations under the following notes issued by the Company (collectively, the “Unsecured Notes”) and the indentures governing such obligations were cancelled, except to the limited extent expressly set forth in the Prepackaged Plan:

•
        7.75% Senior Notes due 2019 (the “2019 Notes”), issued pursuant to that certain Indenture dated as of February 15, 2011, among the Company, as issuer, the guarantors named therein and Wilmington Trust, National Association, as successor trustee; and

•
         7.75% Senior Notes due 2022 (the “2022 Notes,” and together with the 2019 Notes, the “Unsecured Notes”), issued pursuant to that certain Indenture dated as of October 16, 2012, among the Company, as issuer, the guarantors named therein and Wilmington Trust, National Association, as successor trustee.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 3.02. Unregistered Sales of Equity Securities
On the Effective Date, the Company issued (i) 14,925,000 New Common Shares to holders of the Unsecured Notes, (ii) 75,001 New Common Shares to existing stockholders of Basic as of the Effective Date and (iii) 10,825,620 New Common Shares for the deemed conversion of convertible notes issuable in connection with a rights offering contemplated by the Prepackaged Plan and completed pursuant thereto (the “Rights Offering”). Pursuant to the Prepackaged Plan, Basic previously intended to issue 9% PIK interest unsecured notes due 2019 in the aggregate principal amount of $131,250,000 (the “New Convertible Notes”) on the Effective Date, which would have been mandatorily convertible into New Common Shares upon the earliest to occur of: (i) 36 months following the Effective Date; (ii) if, on any date (the “Conversion Trigger Date”) following the Effective Date, the closing price per New Common Share during each of the preceding consecutive 30 trading days has been greater than or equal to 150% of the Plan Value (as defined in the Prepackaged Plan), the later of the Conversion Trigger Date and the second anniversary of the Effective Date; and (iii) the election to effect the conversion by a vote of the holders of a majority of the New Convertible Notes. However, the Prepackaged Plan provided that if no later than 5 p.m. Prevailing Eastern Time on December 13, 2016, Basic

was provided with an irrevocable notice (such notice, a “Conversion Notice”) from parties that collectively would be entitled to receive a majority of the New Convertible Notes (such parties, the “Requisite Note Conversion Holders”) of such holders’ intent to exercise certain conversion rights with respect to the New Convertible Notes, such New Convertible Notes would be deemed converted to New Common Shares of the reorganized Basic on the Effective Date. On December 13, 2016, the Requisite Note Conversion Holders provided Basic with a Conversion Notice, which was accepted by Basic. Accordingly, the New Convertible Notes were deemed to have been converted to New Common Shares on the Effective Date, and any party that would have been entitled to receive New Convertible Notes, in lieu of receiving such New Convertible Notes, instead received a number of New Common Shares equal to the number of New Common Shares such party would have received if the New Convertible Notes were converted to New Common Shares on the Effective Date.
On the Effective Date, the Company reserved an additional (i) approximately 2,066,627 New Common Shares for issuance upon the potential exercise of the Warrants and (ii) 3,237,671 New Common Shares for issuance under the MIP. On a fully diluted basis, after the deemed conversion of the New Convertibles Notes and assuming the issuance or exercise of all interests expected to be issued on or after the Effective Date pursuant to the Prepackaged Plan (including the Warrants and all awards authorized under the MIP), the Company would have an aggregate of 31,129,919 New Common Shares issued and outstanding.
The Company relied on Section 1145(a)(1) of the Bankruptcy Code as an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) for the issuance of the New Common Shares and the Warrants issued to holders of the Old Common Shares or holders of Unsecured Notes, and the rights and the New Common Shares issued upon the deemed conversion of the New Convertible Notes issuable in the Rights Offering, other than 1,494,421 New Common Shares issuable to certain backstop parties in the Rights Offering, which New Common Shares were issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:
• the securities must be issued under a plan of reorganization by the debtor, its successor under a plan, or an affiliate participating in a joint plan of reorganization with the debtor;
• the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expense in the case concerning the debtor or such affiliate; and
• the securities must be issued either (a) in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or (b) principally in such exchange and partly for cash or property.
Item 3.03. Material Modification to the Rights of Securities Holders
As provided in the Prepackaged Plan, all notes, stock, agreements, instruments, certificates, and other documents evidencing any claim against or interest in the Debtors were cancelled on the Effective Date, and the obligations of the Debtors thereunder or in any way related thereto were fully released. The securities to be cancelled on the Effective Date include all of the Old Common Shares and the Unsecured Notes. For further information, see Items 1.01, 1.02, 3.02, 5.01 and 5.03 of this Report, which are incorporated herein by reference.
Item 5.01. Changes in Control of Registrant
As disclosed elsewhere in this Current Report on Form 8-K, on the Effective Date, all of the Old Common Shares were cancelled, and the Company issued New Common Shares pursuant to the Prepackaged Plan.
As a result of the distributions of the New Common Shares and the Warrants and the cancellation of the Old Common Shares pursuant to the Prepackaged Plan, (i) holders of the Unsecured Notes received 57.8% of the outstanding New Common Shares, (ii) participants in the Rights Offering received 41.9% of the outstanding New Common Shares, and (iii) holders of the Old Common Shares received 0.3% of the outstanding New Common Shares along with the Warrants (each subject to dilution by awards issued or issuable under the MIP on or after the Effective Date and New Common Shares issuable upon exercise of the Warrants).
As disclosed in Item 5.02 below, pursuant to the Prepackaged Plan, the terms of the current members of the Board will terminate, and on the Effective Date the Board has six members designated in accordance with the Prepackaged Plan, five of whom will be new to the Board. A seventh member of the Board is expected to be designated in accordance with the Prepackaged Plan after the Effective Date.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The description of the MIP set forth in Item 1.01 is incorporated herein by reference.
Departure of Directors
As of the Effective Date, the following directors have been deemed to have resigned from the Board in connection with the Company’s emergence from the Chapter 11 Cases and pursuant to the Prepackaged Plan: William Chiles, Robert Fulton, Antonio Garza, Jr., James D’Agostino, Jr., Kenneth Huseman, Thomas Moore, Jr., Steven Webster and Sylvester Johnson, IV.
Prior to the departure of these directors, Mr. Webster served as Chairman of the Board; Mr. Moore served as the Chairman of the Audit Committee and sat on the Nominating and Governance Committee; Mr. Johnson served as Chairman of the Nominating and Governance Committee; Mr. Chiles served as the Chairman of the Compensation Committee and sat on the Audit Committee; Mr. D’Agostino sat on the Audit Committee and the Compensation Committee; Mr. Fulton sat on the Nominating and Corporate Governance Committee; and Mr. Garza sat on the Compensation Committee.
Appointment of Directors
On the Effective Date, the Board consists of six initial members. Pursuant to the Prepackaged Plan, T.M. “Roe” Patterson, the Company’s President and Chief Executive Officer, has continued as a director along with five directors designated under the Prepackaged Plan.
On the Effective Date, pursuant to the Prepackaged Plan, the Company’s Board consists of Timothy H. Day (serving as Chairman of the Board), Julio Quintana, John Jackson, Samuel E. Langford and James D. Kern. On the Effective Date, each of the six designated directors were also assigned to the following classes of directors in accordance with the Restated Bylaws of the Company: Class I (initial term expiring in 2017)- Messrs. Patterson and Quintana; Class II (initial term expiring in 2018) - Messrs. Day and Jackson; and Class III (initial term expiring in 2019) - Messrs. Kern and Langford.
On the Effective Date, the Board appointed Messrs. Day, Jackson and Kern to serve on the Company’s Audit Committee, with Mr. Jackson serving as Chairman of the Audit Committee. On the Effective Date, the Board appointed Messrs. Day, Jackson and Quintana will serve on the Company’s Compensation Committee, with Mr. Day serving as Chairman of the Compensation Committee. Messrs. Jackson, Kern and Quintana will serve on the Company’s Nominating and Corporate Governance Committee, with Mr. Quintana serving as Chairman of the Nominating and Corporate Governance Committee.
Time-Based Restricted Stock Unit and Option Awards
On the Effective Date, the Compensation Committee approved grants of (1) time-based restricted stock unit awards (the “RSUs”) and (ii) time-based stock option awards (the “Options” and together with the RSUs the “Awards”) to Basic’s executive officers, under the MIP based on management’s recommendation and in accordance with the Prepackaged Plan. These Awards will vest annually in three equal installments, with one-third vesting immediately, one-third on the first anniversary of the Effective Date and one-third on the second anniversary the Effective Date. These Awards comprise approximately one half of the total long-term incentive compensation for each of Basic’s executive officers, including Basic’s named executive officers, contemplated by the Prepackaged Plan and the MIP. The remaining approximate one half of the total long-term incentive compensation to such executive officers is expected to be awarded pursuant to the Prepackaged Plan under grants of performance-based restricted stock units and options, which grants are expected to be awarded within approximately 90 days of the Effective Date.
Once earned, the Awards will be forfeited by the grantee (a) if the grantee’s employment with Basic is terminated by Basic, unless without cause, before the Awards are vested or (b) if the grantee terminates his employment with Basic before the Awards are vested for any reason other than (i) “Good Reason” or (ii) the death or “Disability” of the grantee, as such terms are defined in the award agreement. The grantee will vest in all rights to the Awards on the earliest of (i) the dates set forth above; (ii) termination by Basic without Cause; (iii) the death or Disability of the grantee; or (iv) resignation for Good Reason.
Following the vesting date of the RSUs, the Company will deliver to the grantee the number of New Common Shares equal to the aggregate of RSUs that vest as of such date. The Company, however, in its sole discretion will have the option to settle the RSUs in cash, subject to applicable withholding taxes. Each RSU has dividend equivalent rights, which dividend equivalent rights may be accumulated and deemed reinvested in additional RSUs or may be accumulated in cash, as determined by the Committee in its discretion.

Subject to the agreement, the grantee may exercise all or any part of the vested Options at any time prior to the earliest of the following events:

•	the 10th anniversary of the date of the grant;

•	the date that is twelve months following termination of the grantee’s service due to death or Disability;

•	the date that is ninety days following termination of the grantee’s service other than death, Disability or Cause; or

•	the date of termination of the grantee’s termination for Cause.

The exercise price of the Options issued on the Effective Date will be the average of the high and the low trading prices of the New Common Shares as reported on the New York Stock Exchange on the first trading day after the Effective Date. The purchase price for all Options will be the applicable exercise price multiplied by the number of New Common Shares with respect to the Options being exercised. The purchase price may be paid by cash or check; a brokered cashless exercise; a net exercise by reducing the number of New Common Shares otherwise deliverable upon the exercise; or surrendered to the Company for transfer and valued by the Company at the fair market value on the date of exercise.
The foregoing descriptions of the Awards in this Item 5.02 are qualified in their entirety by reference to the full text of the Form of Time-Based Restricted Stock Unit Award Agreement and the Form of Time-Based Stock Option Award Agreement, which are filed as Exhibits 10.9 and 10.10, respectively, hereto and are incorporated herein by reference.

The number of RSUs and Options issuable to each of Basic’s executive officers under the applicable award agreements is set forth below:

Executive Officer	Restricted Stock Units	Stock Options
T.M. “Roe” Patterson President, Chief Executive Officer and Director	250,920	100,368
Alan Krenek Senior Vice President, Chief Financial Officer, Treasurer and Secretary	89,036	35,614
James Newman Senior Vice President -Region Operations	89,036	35,614
William T. Dame Vice President - Pumping Services	48,565	19,426
Eric Lannen Vice President - Human Resources	24,283	9,713
John Cody Bissett Vice President, Controller and Chief Accounting Officer	24,283	9,713
Brett Taylor Vice President - Manufacturing and Equipment	32,377	12,951
Trampas Poldrack Vice President - Safety and Operations Support	24,283	9,713
Douglas B. Rogers Vice President - Corporate Marketing	32,377	12,951

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On the Effective Date, pursuant to the terms of the Prepackaged Plan, the Company filed the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of Delaware. Also on the Effective Date, and pursuant to the terms of the Prepackaged Plan, the Company adopted the Second Amended and Restated Bylaws (the “Bylaws”). Descriptions of the material provisions of the Certificate of Incorporation and the Bylaws are contained in the Company’s Registration Statement on Form 8-A filed with the SEC on December 23, 2016, which description is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure
On the Effective Date, the Company issued a press release announcing its emergence from the Chapter 11 Cases. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing by the Company under the Securities Act unless specifically.

Item 9.01. Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description

2.1
Findings of Fact, Conclusions of Law, and Order Approving the Debtors’ Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and its Affiliated Debtors, dated December 9, 2016 (incorporated by reference to Exhibit 99.1 to Form 8-K filed December 12, 2016).

2.2
First Amended Joint Prepackaged Chapter 11 Prepackaged Plan of Basic Energy Services, Inc. and its Affiliated Debtors, dated December 7, 2016 (incorporated by reference to Exhibit 2.1 to Form 8-K filed December 12, 2016).

3.1	Second Amended and Restated Certificate of Incorporation of Basic Energy Services, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-A12B filed December 23, 2016).
3.2	Second Amended and Restated Bylaws of Basic Energy Services, Inc. (incorporated by reference to Exhibit 3.2 to Form 8-A12B filed December 23, 2016).
4.1	Specimen Stock Certificate representing Common Stock (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A12B filed on December 23, 2016).
10.1*
Second Amended and Restated ABL Credit Agreement, dated as of December 23, 2016, among the Company, as borrower, Bank of America, N.A., as administrative agent, collateral management agent, swing line lender and an l/c issuer; Wells Fargo Bank, National Association, as collateral management agent and syndication agent.

10.2*
Amended and Restated Term Loan Credit Agreement, dated as of December 23, 2016, among the Company and with a syndicate of lenders and U.S. Bank National Association, as administrative agent for the lenders.

10.3*	Intercreditor Agreement, dated as of December 23, 2016, with the ABL Administrative Agent, the Term Loan Administrative Agent and the guarantors party thereto.
10.4*	Third Amended and Restated Security Agreement, dated December 23, 2016, among the Company, certain of its subsidiaries and the ABL Administrative Agent.
10.5*	Amended and Restated Security Agreement, dated as of December 23, 2016, among the Company, certain of its subsidiaries and the Term Loan Administrative Agent.
10.6
Registration Rights Agreement, dated as of December 23, 2016, between the Company and certain Stockholders (incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form 8-A12B filed on December 23, 2016).

10.7
Warrant Agreement between Basic Energy Services, Inc., as Issuer, and American Stock Transfer & Trust Company, LLC, as Warrant Agent, dated as of December 23, 2016. (incorporated by reference to Exhibit 4.1 to Form 8-A12G filed December 23, 2016).

10.8 10.9* 10.10*
Basic Energy Services, Inc. Management Incentive Plan, effective as of December 23, 2016 (incorporated by reference to Exhibit 10.1 to the Company's Registration statement on Form S-8 with the SEC on December 23, 2016).
Form of Time-Based Restricted Stock Unit Award Agreement.

Form of Time-Based Stock Option Award Agreement.

99.1* 99.2*	Press Release dated December 22, 2016. Press Release dated December 23, 2016.

*Filed or furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: December 23, 2016	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

Exhibit Index

Exhibit Number	Description

2.1
Findings of Fact, Conclusions of Law, and Order Approving the Debtors’ Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and its Affiliated Debtors, dated December 9, 2016 (incorporated by reference to Exhibit 99.1 to Form 8-K filed December 12, 2016).

2.2
First Amended Joint Prepackaged Chapter 11 Prepackaged Plan of Basic Energy Services, Inc. and its Affiliated Debtors, dated December 7, 2016 (incorporated by reference to Exhibit 2.1 to Form 8-K filed December 12, 2016).

3.1	Second Amended and Restated Certificate of Incorporation of Basic Energy Services, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-A12B filed December 23, 2016).
3.2	Second Amended and Restated Bylaws of Basic Energy Services, Inc. (incorporated by reference to Exhibit 3.2 to Form 8-A12B filed December 23, 2016).
4.1	Specimen Stock Certificate representing Common Stock (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A12B filed on December 23, 2016).
10.1*
Second Amended and Restated ABL Credit Agreement, dated as of December 23, 2016, among the Company, as borrower, Bank of America, N.A., as administrative agent, collateral management agent, swing line lender and an l/c issuer; Wells Fargo Bank, National Association, as collateral management agent and syndication agent.

10.2*
Amended and Restated Term Loan Credit Agreement, dated as of December 23, 2016, among the Company and with a syndicate of lenders and U.S. Bank National Association, as administrative agent for the lenders.

10.3*	Intercreditor Agreement, dated as of December 23, 2016, with the ABL Administrative Agent, the Term Loan Administrative Agent and the guarantors party thereto.
10.4*	Third Amended and Restated Security Agreement, dated December 23, 2016, among the Company, certain of its subsidiaries and the ABL Administrative Agent.
10.5*	Amended and Restated Security Agreement, dated as of December 23, 2016, among the Company, certain of its subsidiaries and the Term Loan Administrative Agent.
10.6
Registration Rights Agreement, dated as of December 23, 2016, between the Company and certain Stockholders (incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form 8-A12B filed on December 23, 2016).

10.7
Warrant Agreement between Basic Energy Services, Inc., as Issuer, and American Stock Transfer & Trust Company, LLC, as Warrant Agent, dated as of December 23, 2016. (incorporated by reference to Exhibit 4.1 to Form 8-A12G filed December 23, 2016).

10.8 10.9* 10.10*
Basic Energy Services, Inc. Management Incentive Plan, effective as of December 23, 2016 (incorporated by reference to Exhibit 10.1 to the Company's Registration statement on Form S-8 with the SEC on December 23, 2016).
Form of Time-Based Restricted Stock Unit Award Agreement.

Form of Time-Based Stock Option Award Agreement.

99.1* 99.2*	Press Release dated December 22, 2016. Press Release dated December 23, 2016.

*Filed or furnished herewith